              SCHEDULE 14A--INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.              )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to / / 240.14a-11(c) or / / 240.14a-12


                              Amerigon Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                              Amerigon Incorporated
--------------------------------------------------------------------------------
                    (Name of Persons Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

          (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

          (5) Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registrations Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:





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

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                November 27, 1996

   A Special Meeting of Shareholders of Amerigon Incorporated, a California corporation, will be held at the Company's headquarters at 404 E. Huntington Drive, Monrovia, California, 91016, on Wednesday, November 27, 1996 at 10:00 a.m., Pacific Standard time, for the following purposes:

        (1) To hold a shareholder vote on a proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's Class A Common Stock; and

        (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

   Your attention is directed to the accompanying proxy statement. Only shareholders of record at the close of business on November 12, 1996 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

   All shareholders are requested to sign, date and complete the enclosed proxy and return it promptly in the accompanying postage-prepaid, pre-addressed envelope whether or not they expect to attend the meeting, to assure that their shares will be represented. Any shareholder giving a proxy has the right to revoke it at any time before it is voted.


                         By Order of the Board of Directors,



                         Joshua M. Newman
                         Secretary


November 13, 1996






            PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, IN ORDER TO
                       ENSURE THAT YOUR VOTES ARE COUNTED

                              AMERIGON INCORPORATED
                             404 E. HUNTINGTON DRIVE
                        MONROVIA, CALIFORNIA  91016-3600
                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER 27, 1996


PERSONS MAKING THE SOLICITATION

   This proxy statement is furnished in connection with the solicitation by the Board of Directors of Amerigon Incorporated (the "Company") of proxies for use at a Special Meeting of Shareholders to be held on November 27, 1996 and at any adjournment thereof. This proxy statement is first being mailed to shareholders on or about November 13, 1996. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

   A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock from 17,000,000 to 40,000,000. If any other business comes before the Special Meeting or any adjournment thereof (including but not limited to matters of which the Board of Directors is currently unaware) for which specific authority has not been solicited from the shareholders, then to the extent permitted by law, including the rules of the Securities and Exchange Commission, the proxy grants to the persons named therein the discretionary authority to vote thereon in accordance with their best judgment.

   In addition to solicitation by mail, regular employees of the Company may solicit proxies in person or by telephone without additional compensation. The Company also will pay persons holding shares in their names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding soliciting materials to the beneficial owners. The Company will bear all expenses incurred in soliciting its shareholders. Such expenses are estimated not to exceed $10,000.

REVOCABILITY OF PROXY

   Any proxy given by a shareholder of the Company may be revoked at any time before it is voted at the Special Meeting by a written notice to the Secretary of the Company, by a subsequent proxy executed by the shareholder giving such proxy, or upon request if the shareholder is present at the meeting.

RECORD DATE

   Only holders of record of Class A Common Stock of the Company at the close of business on November 12, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. The outstanding voting securities of the Company on that date consisted of 7,068,500 shares of Class A Common Stock.

VOTING RIGHTS; QUORUM; SHAREHOLDER VOTE

   Holders of the Company's Class A Common Stock are entitled to one vote for each share held as of the above record date. A majority of the Company's outstanding shares entitled to vote must be present, in person or by proxy, at the Special Meeting to constitute a quorum for the transaction of business. Under the Company's bylaws and applicable law, the shareholder vote required to approve the proposal being presented is the affirmative vote of a majority of the outstanding shares of Class A Common Stock entitled to vote. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on the proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of the proposal, shares represented by such proxies will not be treated as affirmative votes.

AMENDMENT OF ARTICLES TO INCREASE NUMBER OF AUTHORIZED SHARES

   The Board of Directors has approved and unanimously recommended for approval of the shareholders an amendment of the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Class A Common Stock from 17,000,000 shares to 40,000,000 shares (the "Amendment"). The text of the Amendment is set forth below:

     RESOLVED, that Article III, paragraph (1) of the Company's Articles of Incorporation be amended to read as follows:

     (1) The total number of shares which the Corporation is authorized to issue is 48,000,000, of which 40,000,000 shall be Class A Common Stock, without par value, 3,000,000 shall be Class B Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value.

   The additional authorized Class A Common Stock could be used for a variety of purposes, including financing transactions, acquisitions and other
corporate purposes.   The Company intends to commence a public offering (the
"Public Offering") which may require more shares of Class A Common Stock than are currently authorized. It is presently contemplated that the offering will consist of Units composed of shares of Class A Common Stock and warrants to purchase shares of Class A Common Stock. The Company intends to file a Registration Statement with the Securities and Exchange Commission relating to the sale of the Units. Further information on the terms of such Public Offering, the proceeds to be obtained therefrom and the anticipated use of such proceeds will be provided in the Registration Statement. The Public Offering is subject to the Registration Statement becoming effective, compliance with applicable state securities laws and favorable market conditions. The offering will be made only by means of a prospectus. The Board of Directors will have the authority to issue the additional shares authorized under the Amendment without further action by the shareholders.

   As of November 12, 1996, the record date for shareholders entitled to vote at the Special Meeting, there were 17,000,000 shares of Class A Common Stock authorized, of which 7,068,500 shares (41.6%) were issued and outstanding, and 9,931,500 shares were unissued of which 530,000 shares (5.3%) were reserved for issuance under outstanding options and 264,757 shares (2.7%) were issuable upon exercise of outstanding warrants (subject to adjustment pursuant to certain antidilution provisions contained in the warrants). Because the proposed Public Offering is expected to utilize virtually all of the currently authorized but unissued and unreserved shares of Class A Common Stock, the Board of Directors believes that adoption of the Amendment is advisable both to enable the proposed Public Offering and also to provide the Company with sufficient flexibility to undertake future financings, undertake acquisitions, grant stock options, and carry out other corporate objectives. At the present time, there are no agreements, understandings or arrangements for the issuance of the additional shares of the Class A Common Stock except through the Public Offering and pursuant to outstanding stock options and warrants.

   The issuance of additional shares of Class A Common Stock may, among other things, dilute the equity or book value per share, earnings per share and voting rights of current holders of Class A Common Stock. An increase in the number of authorized shares could make it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

   In connection with the proposed Public Offering discussed above, the Company may use a portion of the proceeds to pay $200,000 in loans to the Company made by the Company's Chairman and Chief Executive Officer, Dr. Lon
E. Bell, as well as an aggregate of approximately $100,000 in unpaid wages owed by the Company to the officers and a certain other employee of the Company.

PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock as of October 31, 1996 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Class A Common Stock; (ii) each of the Company's directors; (iii) each of the Company's executive officers named below; and (iv) all executive officers and directors of the Company as a group:


                                                Amount and
                                                Nature of
                                                Beneficial         Percent
                                                Ownership          of Class
                                             --------------      -----------
 NAME AND ADDRESS(1)
 Lon E. Bell (2)(3)(4). . . . . . . . . . .   3,451,938              48.9%
 Joshua M. Newman (4)(5). . . . . . . . . .      21,787                  *
 Roy A. Anderson (4)(6)(7). . . . . . . . .      42,500                  *
 Roger E. Batzel (4)(6)(7). . . . . . . . .      42,500                  *
 John W. Clark. . . . . . . . . . . . . . .      12,500                  *
 A. Stephens Hutchcraft, Jr. (4)(6)(7). . .      42,500                  *
 Michael R. Peevey (4)(6)(7). . . . . . . .      42,500                  *
 Norman R. Prouty (4)(6)(7) . . . . . . . .      42,500                  *
 DDJ Capital Management, LLC. . . . . . . .     560,000               7.9%
 All executive officers and directors
 as a group (9 persons) (4)(7). . . . . . .   3,704,538              51.1%
---------------

*    Less than 1%.
(1) For all shareholders listed other than DDJ Capital Management, LLC, the address is c/o the Company, 404 E. Huntington Drive, Monrovia, CA 91016. The address for DDJ Capital Management, LLC is 141 Linden Street, Suite 4, Wellesley, Massachusetts 02181.

(2) 2,592,903 of the shares are held in an Escrow which was created in connection with the Company's initial public offering. Dr. Lon Bell has sole voting power over such shares for purposes of the Special Meeting. Dr. Bell has economic interests in such shares only to the extent conditions for release from Escrow are satisfied. See "Escrow Shares" below.

(3) By virtue of the number of shares of stock owned by Dr. Lon Bell, and his position as an officer, director and founder of the Company, he is deemed the "parent" of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933 (the "Act"). Dr. Bell has transferred by gift and sale an aggregate of 26,666 shares to each of three trusts, for which he and his spouse are co-trustees, created for the benefit of his children. Such shares total 79,998 and are included in Dr. Bell's beneficial ownership in the above table.

(4) Of these shares, Dr. Bell has granted options to purchase 267,148 shares of his Class A Common Stock to Joshua Newman; 10,000 shares to R. John Hamman, Jr.; an aggregate of 411,072 shares to other employees and consultants;
     and 10,000 shares each to Messrs. Anderson, Batzel, Hutchcraft, Peevey, and Prouty. Of the total options outstanding, options to purchase 349,795 shares of Class A Common Stock relate to Dr. Bell's Escrow Shares and are exercisable only at such time, if ever, as the Escrow Shares are released as Common Stock from Escrow, and the remaining options do not relate to Escrow Shares. All of the 738,220 shares subject to these options are included in Dr. Bell's beneficial ownership in the above table.

(5) Includes 21,787 shares issuable upon exercise of options granted by Dr. Bell, which have vested to date. Does not include 245,361 shares issuable upon the exercise of options to purchase Dr. Bell's Escrow Shares, which vest only at such time, if ever, as the Escrow Shares are released from Escrow.

(6) Includes, as to each of Messrs. Anderson, Batzel, Hutchcraft, Peevey, and Prouty, 2,500 shares issuable upon the exercise of options granted by Dr. Bell. Does not include, as to each person, 7,500 shares issuable upon the exercise of options to purchase Dr. Bell's Escrow Shares, which vest only at such time, if ever, as the Escrow Shares are released from Escrow.

(7) Includes, as to each of Messrs. Anderson, Batzel, Hutchcraft, Peevey, and Prouty, 40,000 shares issuable upon exercise of options granted under the Company's 1993 Stock Option Plan.

Escrow Shares

   As a condition to the Company's initial public offering ("IPO") effected in June 1993, the then existing shareholders ("Original Shareholders") placed an aggregate of 3,000,000 shares of Common Stock (the "Escrow Shares") into Escrow pursuant to an agreement (the "Escrow Agreement") by and among the Original Shareholders, the Company, and the Escrow agent. The Escrow Agreement commenced upon the closing of the IPO and will terminate upon the earlier of the release of all the Escrow Shares on April 30, 1999 (the "Escrow Period"). During the Escrow Period, the Original Shareholders may vote, but may not transfer, the Escrow Shares; however, options for Escrow Shares may be granted.

   The Escrow Shares will automatically be released from Escrow to the Original Shareholders upon satisfaction of the following conditions. As a result of the sale by the Company on December 29, 1995, of 750,000 shares of Class A Common Stock, an adjustment to the company's minimum pretax income conditions was required and is reflected in the following conditions:

     (a)  1,000,000 of the Escrow Shares will be released in the event that:

          (i) The Company's Minimum Pretax Income (as defined below) amounts to at least $5,595,238 for the fiscal year ending December 31, 1995 or 1996; or at least $8,392,857 during the fiscal year ending December 31, 1997; or at least $11,190,476 during the fiscal year ending December 31, 1998; or

          (ii) The "closing price" of the Company's Common Stock for any 30 consecutive trading days shall average in excess of $20.00 (subject to adjustment in the event of any stock split or similar event) during the period commencing December 11, 1994 and ending June 30, 1996.

          The above targets are referred to as Escrow Target I.

     (b) The remaining 2,000,000 Shares held in Escrow will be released in the event that:

          (i) The Company's Minimum Pretax Income amounts to at least $10,071,428 during the fiscal year ending on December 31, 1995 or 1996; or at least $13,428,571 during the fiscal year ending on December 31, 1997; or at least $16,785,714 during the fiscal year ending on December 31, 1998; or

          (ii) The "closing price" of the Company's Common Stock for any 30 consecutive trading days shall average in excess of $28.00 (subject to adjustment in the event of any stock split or similar event) during the period commencing December 11, 1994 and ending June 30, 1996.

          The above targets are referred to as Escrow Target II.

   "Minimum Pretax Income" means for any fiscal year the Company's net income before provision for income taxes and exclusive of (i) any extraordinary items,
(ii) charges to income resulting from the release of the Escrow Shares or (iii) charges to income resulting from options granted by Dr. Bell or of options granted under the Company's 1993 Stock Option Plan, all as reflected in the Company's audited financial statements. The Company expects that the release of Escrow Shares will be deemed compensatory and, accordingly, will result in substantial charges to earnings equal to the fair market value of the Escrow Shares as of the date on which they are released. Such charges could substantially increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the periods in which the Escrow Shares are released or are probable of being released. For purposes of calculating Minimum Pretax Income, if additional shares of Common Stock are issued subsequent to the IPO, then the foregoing Minimum Pretax Income levels for any year would increase proportionately; provided that no adjustments to such Minimum Pretax Income levels shall be made upon the issuance of shares of Common Stock upon the exercise of the warrants issued to the underwriter in connection with the IPO or options under the 1993 Stock Option Plan.

   The "closing price" shall be the closing bid price of the Common Stock in the over-the-counter market, as reported by Nasdaq, or the closing price if listed on the National Market System of Nasdaq or a national stock exchange.

   On April 30, 1999, all shares that have not been released from Escrow will automatically be exchanged for shares of Class B Common Stock, which will then be released from Escrow. The Class B Common Stock is neither transferable nor convertible and its rights with respect to dividends and liquidation distributions are inferior to those of the Common Stock. Therefore, the Class B Common Stock has limited economic value. Any money, securities, rights or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in Escrow until release of the Escrow Shares. Any dividends or other distributions made with respect to Escrow Shares for which the relevant earnings levels or market price targets have not been reached within the Escrow Period will be forfeited and contributed to the capital of the Company on April 30, 1999.

   Pursuant to the terms of a shareholders agreement entered into in May 1993 among the Original Shareholders, if Class B Common Stock is issued at the end of the Escrow Period, and if any such shareholder, or the beneficiary of the trust which is the shareholder, is not or ceases to be an employee, director or consultant of the Company, then all of his shares of Class B Common Stock will be forfeited and contributed to the capital of the Company by the shareholder for no additional consideration. Furthermore, the agreement provides that Class B Common Stock may be forfeited by each shareholder in order to ensure that each shareholder will hold no more than one share of Class B Common Stock for each share of Class A Common Stock held, if only Escrow Target I has been met (after giving effect to the release of one-third of the Escrow Shares to such shareholder), or no more than three shares of Class B Common Stock for each share of Class A Common Stock held, if none of the targets are met.

   The following sets forth the number of Escrow Shares owned by all shareholders of the Company.

          Lon Bell................................       2,592,903

          Allen Gillespie.........................         218,100

          Robert Diller...........................         129,000

          Held by trusts created for the benefit
           of Dr. Bell's children.................          59,997
                                                        ----------

                                                         3,000,000
                                                        ----------
                                                        ----------

SHAREHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

   Shareholders of the Company who intend to submit proposals to the Company's shareholders at the next annual meeting of shareholders must submit such proposals to the Company not later than January 10, 1997 in order to be included in the proxy materials. Shareholder proposals should be submitted to Joshua M. Newman, Secretary, Amerigon Incorporated, 404 E. Huntington Drive, Monrovia, CA 91016.

OTHER MATTERS

   If any matters not referred to in this proxy statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. Management is not aware of any such matters which may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.

                                        By Order of the Board of Directors,



                                        JOSHUA M. NEWMAN

                                        Secretary

   November 13, 1996

                             AMERIGON INCORPORATED
                            404 E. HUNTINGTON DRIVE
                        MONROVIA, CALIFORNIA 91016-3600

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned, revoking all prior proxies, hereby appoints Lon E. Bell and Joshua M. Newman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Amerigon Incorporated held of record by the undersigned on November 12, 1996 at the special meeting of stockholders to be held on November 27, 1996 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) AND, WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, IN THE DISCRETION OF LON E. BELL AND JOSHUA M. NEWMAN IN ACCORDANCE WITH THEIR BEST JUDGMENT.

/X/  Please mark your votes as in this example.

PROPOSAL (1):  Amendment  to Articles of Incorporation to increase the number of authorized shares of Class A Common Stock from 17,000,000 to 40,000,000.

FOR  / /    AGAINST  / /   ABSTAIN  / /

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                        Dated
                                                        _________________ , 1996
                                                        ________________________
                                                        Signature
                                                        ________________________
                                                        Signature if held
                                                        jointly

   PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY USING THE ENCLOSED
                                   ENVELOPE.